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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

As independent auditors, we hereby consent to the incorporation by reference of our reports on the consolidated financial statements and financial statement schedule of PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) as of and for the year ended September 30, 1997, included in this Form 10-K, into the following registration statements previously filed by PepsiAmericas, Inc.: Form S-8 (File No. 333-31970); Form S-8 (File No. 333-90855); Form S-3 (File No. 333-90015); Form S-8 (File No. 333-40091); Form
S-3 (File No.333-40093).

                                              KPMG LLP

San Juan, Puerto Rico,
March 30, 2000.